                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
The New York Restaurant Group, L.L.C.

    We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated February 28, 1997 on the statements of operations, owner's equity and cash flows of The New York Restaurant Group, L.L.C. and Subsidiaries for the year ended December 30, 1996 which appear in such Prospectus. We also consent to the reference to our firm under the caption "experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

July 26, 1999